Exhibit (t)(2)

CION GROSVENOR INFRASTRUCTURE MASTER FUND, LLC

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Michael A. Reisner, Stephen Roman and Patrick T. Quinn, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any registration statement of CION Grosvenor Infrastructure Master Fund, LLC (the “Fund”) and any registration statement of CION Grosvenor Infrastructure Fund (the “Feeder Fund”), each on Form N-2 (each, a “Registration Statement”), any and all subsequent Pre-Effective Amendments and Post-Effective Amendments to such Registration Statements, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the offering of the common shares of beneficial interest of the Fund or the Feeder Fund which may be filed under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended (the “1940 Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the 1940 Act, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor is the Fund assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Andrea L. Zopp
Andrea L. Zopp	October 2, 2024
Director

/s/ Dennis Zaslavsky
Dennis Zaslavsky	October 2, 2024
Director

/s/ Edward J. Estrada
Edward J. Estrada	October 9, 2024
Director

/s/ Kerry Angus
Kerry Angus	October 2, 2024
Director

/s/ Michael J. Sacks
Michael J. Sacks	November 8, 2024
Director

/s/ Mark Gatto
Mark Gatto	October 3, 2024
Director, Co-Chief Executive Officer and Co-President

/s/ Michael Reisner
Michael Reisner	October 2, 2024
Co-Chief Executive Officer and Co-President

/s/ Paul Guercio
Paul Guercio	October 2, 2024
Chief Financial Officer

/s/ Stephen Roman
Stephen Roman	October 2, 2024
Chief Compliance Officer

/s/ Patrick T. Quinn
Patrick T. Quinn	October 30, 2024
Chief Legal Officer and Secretary

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